EXHIBIT 5.1

[Alston &Bird LLP letterhead]

May 9, 2007

Citi Trends, Inc.

102 Fahm Street

Savannah, GA  31401

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Citi Trends, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale (the “Offering”) of 3,300,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), being sold by certain selling stockholders listed in the Registration Statement or to be identified hereafter pursuant to Rule 430B promulgated by the Commission pursuant to the Securities Act (each, a “Selling Stockholder”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have examined the Second Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors and stockholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We have assumed the genuineness of all signatures on such documents and records, the legal capacity of all natural persons whose signatures appear on such documents and records, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement.  The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond that expressly stated.  This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

Our opinion set forth below is limited to the federal laws of the United States, General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution.  We do not express any opinion herein concerning any other laws.

Based on the foregoing, subject to the limitations and assumptions set forth herein, and having due regard for such legal consideration as we deem relevant, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid, and nonassessable, and, with respect to those Shares to be sold by the Selling Stockholders that are issuable upon the exercise of a currently outstanding stock option, will be, upon the exercise by such Selling Stockholders of such stock option in accordance with the terms thereof, and upon receipt by the Company of the exercise price therefor, as specified in such stock option, legally issued, fully paid and nonassessable.

This opinion letter has been prepared solely in connection with the filing of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part thereof.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Gary C. Ivey
A Partner

IRS Circular 230 disclosure:  To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.